TO:  The Securities and Exchange Commission
     450 Fifth Street, NW
     Washington, D.C. 20549-1004
     Attn:  Filing Desk, Stop 1-4

RE:  EtG Corporation

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of EtG Corporation and subsidiary on Form SB-2 of our report dated August 17, 1999, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.


Cordovano and Harvey, P.C.
Denver, Colorado
November 9, 1999